EXHIBIT 99.1
SEPARATION AGREEMENT
AND
GENERAL RELEASE
     WHEREAS, Camden Property Trust (“CPT” or the “Company”) and James M. Hinton (“Executive”) entered into an Employment Agreement dated August 21, 1998 (the “Employment Agreement”);
     WHEREAS, the parties have mutually agreed that effective March 16, 2007, the Employment Agreement will end, subject to the provisions of this Agreement, and, at that time, Executive will resign from CPT and all of its affiliates, including but not limited to Camden Development, Inc. (“CDI”), as an officer and as an employee, effective March 16, 2007 (“Separation Date”);
     WHEREAS, the parties agree that Executive’s separation from employment is the result of a mutual agreement between Executive, CPT and CDI;
     WHEREAS, CPT and CDI agree to provide Executive with the benefits under Section 8(a) of the Employment Agreement, regardless of the nature of his separation, provided he enters into and complies with this Agreement; and
     WHEREAS, Executive has agreed to provide CPT and CDI with a general release upon the terms set forth herein.
     NOW, THEREFORE, Executive, CPT and CDI hereby agree to enter into this Separation Agreement and General Release (this “Agreement”) setting forth their respective obligations related to Executive’s separation as follows:
     1. Separation of Employment. Executive resigns as an officer of CPT, as an officer, director, manager or similar functionary of all entities related to CPT, and as a member of any committee relating to CPT, in each case effective March 16, 2007. Executive resigns as an employee of CPT, CDI, and all related entities, effective March 16, 2007.
     2. Special Compensation and Benefits.
          (a) CPT will pay Executive an amount equal to his annual salary of $358,269.23 (representing Executive’s current annual base salary plus the pro rata amount thereof for one additional pay period) in twenty-five (25) equal bi-weekly payments of $13,269.23, less lawful deductions, (“Installment Severance Payments”), such payments being paid on CPT’s regular paydays in accordance with CPT’s payroll practices and beginning on the first regular payroll date after the Effective Date of this Agreement (as provided in Section 4(l)), and a twenty-sixth (26th) payment of $26,538,46 payable on March 15, 2008.
          (b) Until March 16, 2008, the Company will pay the premiums to continue the health and dental insurance of Executive and his dependents under COBRA, at the same or substantially similar coverage as provided prior to his Separation Date, provided they elect and are otherwise entitled to continued benefits under COBRA. Beginning March 17, 2008 and for the duration of the applicable continuation period, Executive will be entitled to continue his and his dependents’ insurance benefits under COBRA, at his own expense, provided Executive and his dependents are otherwise entitled to continued benefits under COBRA. Executive agrees that he will be required to timely make a written election to obtain COBRA continuation coverage. Until March 16, 2008, the Company will allow Executive to continue his life insurance, supplemental life insurance and accidental death and dismemberment coverage at the Company’s expense.
          (c) Executive shall retain his awards of common shares of beneficial interest (“Shares”) of CPT (and the rights to repurchase issued to Executive in exchange therefor) that are vested as of March 16, 2007 issued pursuant to the Amended and Restated Master Exchange Agreement dated November 28, 2003 (together with prior Master Exchange Agreements, the “Master Exchange Agreement”), which rights to repurchase (which are not being modified by this sentence) shall continue to be subject to the terms and provisions of the Master Exchange Agreement. Notwithstanding the terms of the applicable Restricted Share Bonus Agreements (“Share Bonus Agreements”), Restricted Share Awards (“Award Agreements”), Restricted Share Agreements (“Share Agreements”) and the Master Exchange Agreement (or similar documents), all awards of Shares (and any rights to repurchase issued to Executive in exchange therefor) issued by CPT to Executive under any such agreements, unvested as of March 16, 2007, shall lapse and be forfeited on March 16, 2007. Executive shall be entitled to exercise any vested options or Rights to Repurchase received by him under the Amended and Restated Camden Property Trust Key Employee Share Option Plan (“KEYSOP”) and shall be entitled to his vested benefits under the Camden Property Trust Non-qualified Deferred Compensation Plan (“NDCP”), in accordance with the terms and provisions of the KEYSOP or NDCP, as applicable, and of the related documents in each case in effect as of March 16, 2007.
          (d) Executive shall have the right to exercise each incentive share option and non-qualified share option granted to Executive pursuant to CPT’s Amended and Restated 1993 Share Incentive Plan or 2002 Share Incentive Plan that is vested as of March 16, 2007 (“Vested Options”) in accordance with the terms of such plan. Executive may exercise such right at any time or from time to time during the period commencing on the date hereof and ending on the date that is ninety (90) days from March 16, 2007. Any Vested Option that is not exercised prior to the 90th day from March 16, 2007 shall lapse and be forfeited on such date. All incentive share options and non-qualified share options granted pursuant to CPT’s Amended and Restated 1993 Share Incentive Plan or 2002 Share Incentive Plan unvested as of March 16, 2007 shall lapse and be forfeited on March 16, 2007.
          (e) Executive represents, acknowledges and agrees that Exhibits A and B include a complete and correct list of all equity or option agreements and awards under which Executive claims a right to vested equity or option benefits in CPT or any of its affiliates and to which he is not waiving his vested rights pursuant to this Agreement. Executive acknowledges and agrees that (i) any and all rights he possesses pursuant to the instruments listed on Exhibits A and B that remain unvested as of March 16, 2007 and (ii) any and all vested and unvested rights that he possesses pursuant to any other agreement, award or grant by or with CPT or any of its affiliates, shall in each case lapse and be forfeited on March 16, 2007, except as otherwise provided herein.
          (f) On the Effective Date of this Agreement, Executive shall forfeit any and all portions of any award, that are unvested as of March 16, 2007, made to Executive by CPT or its affiliates under or pursuant to any retirement, pension, profit sharing, long-term incentive, equity or similar plan, including but not limited to the CPT Executive Deferral Plan, the

Amended and Restated 1993 Share Incentive Plan of CPT, the CPT Key Employee Share Option Plan, the Rabbi Trust and all FFO Growth Performance Bonus Awards (the “FFO Bonus Awards”).
          (g) CPT shall take appropriate measures to ensure that Executive may remain in the Rabbi Trust and have the right to exercise his vested rights to repurchase under the Rabbi Trust pursuant to the terms thereof and the related documents in effect as of March 16, 2007.
          (h) Except as otherwise provided in this Agreement, as of the Effective Date of this Agreement, CPT and CDI shall have no obligations to Executive arising out of the Employment Agreement or the FFO Bonus Awards for any year.
     3. General Release. In return for the consideration exchanged in this Agreement, the parties agree as follows:
          (a) Executive agrees, on behalf of himself and all of his heirs or personal representatives, to release CPT, CDI, their parent companies, subsidiaries, all affiliates of each, predecessors and successors, and all of their present or former officers, trust managers, directors, managers, representatives, employees, agents, employee benefit programs, and the trustees, administrators, fiduciaries and insurers of such programs (collectively the “Released Parties”), from any and all claims for relief of any kind, whether known to him or unknown, which in any way arise out of or relate to his employment at CPT, CDI or any of the Released Parties, the separation of his employment at CPT, CDI or any of the Released Parties, any agreements between CPT, CDI or any of the Released Parties and Executive, including but not limited to the Employment Agreement, the Share Bonus Agreements, the Award Agreements, the Share Agreements, the Master Exchange Agreements, and the FFO Bonus Awards, and concerning any facts or events occurring at any time up to the Effective Date of this Agreement, including, but not limited to, any and all claims of discrimination of any kind, and any contractual, tort or other common law claims. This settlement and waiver includes all such claims, whether for breach of contract, quasi-contract, implied contract, quantum meruit, unjust enrichment, compensation, deferred compensation, equity interest, any tort claims, any and all claims under any applicable federal laws, including, but not limited to, the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Americans with Disabilities Act, as amended, the Equal Pay Act, as amended, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, as amended, the Sarbanes-Oxley Act, or under any applicable state or local laws or ordinances or any other legal restrictions on CPT’s or CDI’s rights, including the Texas Commission on Human Rights Act and Section 451 of the Texas Labor Code. However, Executive understand and acknowledge that this release does not prohibit him from filing (i) an administrative charge of discrimination with any state or federal agency, or (ii) an unfair labor practice charge with the National Labor Relations Board.
          (b) Except as set forth in the last sentence of this Section 3(b), CPT, CDI and each of the Released Parties agree to release Executive from any and all claims for relief of any kind, whether known to them or unknown, which in any way arise out of or relate to Executive’s employment at CPT, CDI or any of the Released Parties, the separation of Executive’s employment at CPT, CDI or any of the Released Parties, any agreements between CPT, CDI or any of the Released Parties and Executive, including but not limited to the Employment

Agreement, the Share Bonus Agreements, the Award Agreements, the Share Agreements, the Master Exchange Agreements, and the FFO Bonus Awards, and concerning any facts or events occurring at any time up to the Effective Date of this Agreement. This settlement and waiver includes all such claims, whether for breach of contract, quasi-contract, implied contract, quantum meruit, unjust enrichment, compensation, deferred compensation, equity interest, any tort claims, any and all claims under any applicable federal, state or local laws or ordinances. Notwithstanding the generality of the foregoing, nothing contained herein shall release the CPT, CDI or any of the Released Parties from any claim relating to (i) a breach by Executive of any provision of any agreement that pursuant to this Agreement survives the execution hereof, including but not limited to confidentiality agreements with CPT, CDI or any of the Released Parties, (ii) Executive’s obligations set forth herein or (iii) Executive’s fraud, willful misconduct or gross negligence.
          (c) Executive agrees not to file a suit of any kind against CPT, CDI or any of the Released Parties relating to his employment at CPT, CDI or any of the Released Parties, the separation thereof, any agreements between CPT, CDI or any of the Released Parties and Executive, including but not limited to the Employment Agreement, the Share Bonus Agreements, the Award Agreements, the Share Agreements, the Master Exchange Agreements, and the FFO Bonus Awards, or arising out of any facts or events occurring at any time up to the Effective Date of this Agreement, or to participate voluntarily in any employment-related claim brought by any other party against CPT, CDI or any of the Released Parties. Even if a court rules that Executive may file a lawsuit against CPT, CDI or any of the Released Parties arising from his employment at CPT, CDI or any of the Released Parties, the separation thereof, or any facts or events occurring at any time up to the Effective Date of this Agreement, Executive agrees not to accept any money damages or any other relief in connection with such lawsuit. Executive understands that this Agreement and General Release effectively waives any right he might have to sue CPT, CDI or any of the Released Parties for any claim arising out of his employment at CPT, CDI or any of the Released Parties, any agreements between CPT, CDI or any of the Released Parties and Executive, including but not limited to the Employment Agreement, the Share Bonus Agreements, the Award Agreements, the Share Agreements, the Master Exchange Agreements, and the FFO Bonus Awards, the separation of his employment or any facts or events occurring at any time up to the Effective Date of this Agreement.
          (d) Notwithstanding anything else stated in this Agreement, Executive does not release or waive his rights: (i) under this Agreement; (ii) to COBRA continuation coverage under the Company’s standard benefit programs applicable to Executive; (iii) to vested equity interests (including, but not limited to, all rights and remedies under the Master Exchange Agreement) vested 401(k) or pension monies, his final paycheck, reimbursement of any outstanding business expense amounts (in accordance with CPT’s and CDI’s existing reimbursement policies); or (iv) to indemnification under CPT’s declaration of trust or bylaws.
     4. Restrictive Covenants and Miscellaneous Provisions.
          (a) Executive shall not disclose any of the trade secrets or other confidential or restricted information of CPT, CDI or any of the Released Parties and shall not make use of such trade secrets or confidential or restricted information in any fashion at any time, including in any future employment, work, task or business.
          (b) Executive shall comply at all times after the Effective Date of this

Agreement with all provisions of Section 9 of the Employment Agreement (including but not limited to Section 9(c), as amended and restated as set forth below), regardless of the nature of his separation, which provisions include covenants concerning the non-disclosure of confidential information, return of documents, and a prohibition on the inducement or employment of employees, agents, or consultants of the Company. Executive acknowledges and agrees that Section 9 of the Employment Agreement (including but not limited to Section 9(c), as amended and restated as set forth below) shall survive the separation of his employment, regardless of the separation reason and shall survive the execution of this Agreement.
          (c) The parties agree that Section 9(c) of the Employment Agreement is amended and restated to read in its entirety as follows to limit the scope of the restrictions on competitive employment:
     “Executive agrees that during the period commencing on the date hereof and ending twelve (12) months thereafter (the “Non-Competition Period”), absent CPT’s prior written approval, he will not, as owner, part-owner, shareholder, partner, director, principal, agent, employee, consultant or otherwise, directly or indirectly engage or participate in activities relating to, or render services to any publicly traded real estate investment trust listed on Exhibit C to this Agreement or their subsidiaries or affiliates (collectively, the “Selected REITs”); provided that Executive may make passive investments in a Selected REIT if Executive’s investment constitutes less than 2% of the total equity of such enterprise.”
          (d) Executive understands and agrees that CPT and CDI shall have the right to terminate the Installment Severance Payments and/or sue Executive for breach of this Agreement if Executive violate the provisions of Sections 4(b) or 4(c), or otherwise fail to comply in any material respect with this Agreement, in each case upon fifteen (15) days written notice from CPT; provided that Executive shall have a period of thirty (30) days after Executive receives such written notice to cure the same, and the Installment Severance Payments shall continue to be made during such period. Executive further acknowledges that but for his agreements to comply with his obligations described in this Section 4 and elsewhere in this Agreement, CPT would not provide Executive with the Installment Severance Payments or the other compensation, benefits and consideration set forth in Section 2 and elsewhere in this Agreement.
          (e) Executive warrants that he has returned, or will return promptly following his resignation, to CPT all company property in his possession, including, but not limited to, company files, work product, computer equipment, computer software, cell phones, pagers, corporate credit cards, identification cards, manuals, company documents and company keys. Executive further agrees to cooperate and work with the Vice President of Human Resources to ensure Executive’s compliance with this Section 4(e).
          (f) Executive understands that the short-term disability and long-term disability insurance coverage provided by CPT or CDI, if any, will end on March 16, 2007. Executive also understands that CPT and CDI will not pay for any business-related or other charges incurred by him after March 16, 2007. Executive further understands that he will cease to accrue vacation time as of March 16, 2007.
          (g) This Agreement does not constitute an admission of any kind by CPT or

CDI, but is simply an accommodation that offers certain extra benefits to which Executive would, at least in part, not otherwise be entitled in return for his agreeing to and signing this document.
          (h) The parties agree not to make any statements that disparage the reputation of one another, or any of the Released Parties or their properties or services. Any breach or violation of this non-disparagement provision shall entitle the other party to sue under this Agreement for the immediate recovery of any damages caused by such breach.
          (i) All payments and benefits under this Agreement are gross amounts and will be subject to taxes and lawful deductions, if any.
          (j) The venue for the litigation of any dispute arising out of this Agreement shall be a court of competent jurisdiction in Harris County, Texas. Texas law shall govern the interpretation and enforcement of this Agreement.
          (k) The parties agree that if there is any conflict between this and any other agreement, then this document will control.
          (l) Executive represents that he is entering into this Agreement freely and voluntarily. Executive has carefully read and understands all of the provisions of this Agreement. Executive understands that it sets forth the entire agreement between himself and Company and he represents that no other statements, promises, or commitments of any kind, written or oral, have been made to him by the Company, or any of its agents, to cause him to accept it. Executive acknowledges that he has been advised to consult legal counsel concerning this Agreement prior to signing the Agreement, and that he has had sufficient opportunity to do so. Executive understands that he may have up to twenty-one (21) days from the date of this letter to consider this Agreement. Executive understands that if he signs this Agreement, he will then have seven (7) days to cancel it if he so chooses. Executive may cancel this Agreement by delivering a written notice of cancellation to Cindy Scharringhausen at 3 Greenway Plaza, Suite 1300, Houston, Texas 77046. However, if Executive elects to cancel this Agreement, he understands he will not be entitled to any of the benefits, compensation, or other consideration referenced in this Agreement. Executive realizes this Agreement is not effective or enforceable until the seven-day period expires without revocation. Executive understands that this Agreement will not become effective until the eighth day after he signs the Agreement without revocation (the “Effective Date”). Executive understands that CPT and CDI will have no duty to pay him or provide him with the compensation, benefits and consideration listed in Section 2 and elsewhere in the Agreement until the Effective Date of this Agreement.

Agreed to and accepted by Executive by his signature below:

/s/ James M. Hinton	March 16, 2007

James M. Hinton	Date
Agreed to and accepted on behalf of Camden Property Trust by the signature below:

By:	/s/ Richard J. Campo
Richard J. Campo
Chief Executive Officer and Chairman of the Board

Date:	March 16, 2007
Agreed to and accepted on behalf of Camden Development, Inc by the signature below:

By:	/s/ Richard J. Campo
Richard J. Campo
Chief Executive Officer and Chairman of the Board

Date:	March 16, 2007

EXHIBIT C
SELECTED REITS
Weingarten Realty Investors
Crescent Real Estate Equities Company
Associated Estates Realty
Apartment Investment & Management Company
Home Properties
AvalonBay Communities
BRE Properties
Essex Property Trust
Archstone-Smith
United Dominion Realty
Equity Residential
Mid-America Apartment Communities
Post Properties
Colonial Properties Trust